                                                                   EXHIBIT 10.10

================================================================================






                       INVESTORS STOCKHOLDERS' AGREEMENT

                                 by and among

                          CB CAPITAL INVESTORS, L.P.,
                     J. P. MORGAN INVESTMENT CORPORATION,
                      SIXTY WALL STREET SBIC FUND, L.P.,
                      PRIVATE EQUITY INVESTORS III, L.P.,
                          EQUITY-LINKED INVESTORS-II
                     TORONTO DOMINION CAPITAL (USA), INC.,
                             DAG-TRITON PCS, L.P.,
                      FIRST UNION CAPITAL PARTNERS, INC.

                                      and

                         THE STOCKHOLDERS NAMED HEREIN


                         dated as of February 4, 1998





================================================================================

                               TABLE OF CONTENTS

                                                                                                         Page
1.   Certain Definitions.............................................................................      2

2.   Management of Company...........................................................................      2
     2.1  Board of Directors.........................................................................      2
     2.2  Removal; Filling of Vacancies..............................................................      3
     2.3  Election of Initial Board of Directors.....................................................      3
     2.4  Board Committees...........................................................................      3

3.   Transfers of Shares.............................................................................      3
     3.1  General....................................................................................      3
     3.2  Right of First Offer.......................................................................      4
     3.3  Tag Along Rights...........................................................................      4
     3.4  Drag-Along Rights..........................................................................      7

4.   Unfunded Commitment; Additional Capital Contributions...........................................      8

5.   Purchase Rights.................................................................................      9
     5.1  Right to Exercise Purchase Rights..........................................................      9

6.   Registration Rights.............................................................................      9
     6.1  Right to Exercise Registration Rights......................................................      9

7.   After-Acquired Shares; Recapitalization.........................................................     10
     7.1  After-Acquired Shares; Recapitalization....................................................     10

8.   Equitable Relief................................................................................     10
     8.1  Equitable Relief...........................................................................     10

9.   Miscellaneous...................................................................................     10
     9.1  Notices....................................................................................     10
     9.2  Entire Agreement; Amendment; Consents......................................................     10
     9.3  Term.......................................................................................     11
     9.4  Obligations Several........................................................................     11
     9.5  Governing Law..............................................................................     11
     9.6  Jurisdiction...............................................................................     11
     9.7  Benefit and Binding Effect; Severability...................................................     11
     9.8  Headings...................................................................................     12

     9.9  Counterparts...............................................................................     12

Schedules
---------


Schedule I        Cash Equity Investors
Schedule II       Stock Ownership
Schedule III      Initial Director Nominees

                       INVESTORS STOCKHOLDERS' AGREEMENT
                       ---------------------------------

     STOCKHOLDERS' AGREEMENT, dated as of February 4, 1998 (this "Agreement"),
                                                                  ---------
by and among CB CAPITAL INVESTORS, L.P., together with its Affiliated Successors ("Chase"), J.P. MORGAN INVESTMENT CORPORATION, SIXTY WALL STREET SBIC FUND,
  -----
L.P.,  together with their Affiliated Successors ("J.P. Morgan"), PRIVATE EQUITY
                                                   -----------
INVESTORS III, L.P. ("PEI III"), EQUITY-LINKED INVESTORS-II ("ELI II"), TORONTO
                      -------                                 ------
DOMINION CAPITAL (USA), INC. ("TD"), DAG-TRITON PCS, L.P. ("DAG"), FIRST UNION
                               --                           ---
CAPITAL PARTNERS, INC. ("First Union") and the investors listed on Schedule I
                         -----------                               ----------
(individually, each a "Cash Equity Investor" and, collectively with Chase, J.P.
                       --------------------
Morgan, PEI III, ELI II, TD, DAG and First Union and any of their respective Affiliated Successors who become a Stockholder and a party to this Agreement in accordance with the terms hereof, the "Cash Equity Investors"), Michael E.
                                       ---------------------
Kalogris, Steven R. Skinner and David D. Clark (the "Management Stockholders").
                                                     -----------------------
Each of the foregoing Persons (other than the Company) are sometimes referred to herein, individually, as a "Stockholder" and, collectively, as the
                            -----------
"Stockholders."
 ------------

                                   RECITALS
                                   --------

     WHEREAS, the Cash Equity Investors, the Company and the other Stockholders named therein are party to that certain Stockholders Agreement, dated the date hereof (as amended from time to time, in accordance with its terms, the "Company
                                                                         -------
Stockholder Agreement") pursuant to which the Cash Equity Investors and the
---------------------
other parties thereto have agreed to provide for the management of the Company and to impose certain restrictions with respect to the sale, transfer or other disposition of Company Stock on the terms set forth therein; and

     WHEREAS, each Stockholder is the registered owner of the respective shares of Common Stock and Series C Preferred Stock set forth opposite its name on
Schedule II; and
-----------

     WHEREAS, the parties hereto desire to enter into this Agreement in order to impose certain further restrictions with respect to the sale, transfer or other disposition of Company Stock and to provide for certain rights with respect to the management of the Company on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants, conditions and agreements hereinafter set forth, the parties agree as follows:

     1.   Certain Definitions.
          -------------------

     Capitalized terms not otherwise defined herein shall have the meanings set forth in the Company Stockholder Agreement.

     Each definition or pronoun herein shall be deemed to refer to the singular, plural, masculine, feminine or neuter as the context requires. Words such as "herein," "hereinafter," "hereof," "hereto" and "hereunder" refer to this Agreement as a whole, unless the context otherwise requires.

     2.   Management of Company.
          ---------------------

     2.1  Board of Directors.  (a)  Each of the Cash Equity Investors hereby
          ------------------
agrees, so long as such Stockholder continues to hold any shares of Class C Preferred Stock or Common Stock, in exercising its rights under Section 3 of the Company Stockholder Agreement, that it will vote or cause to be voted all of the shares of its Class C Preferred Stock or Common Stock owned or held of record by it (whether now owned or hereafter acquired), in person or by proxy, to cause the selection of directors, the election of directors and thereafter the continuation in office of the following persons as members of the Board of Directors as follows:

          (i) one (1) individual selected by Chase, in its sole discretion, to be nominated pursuant to Section 3.1(a)(i) of the Company Stockholder Agreement;

          (ii) one (1) individual selected by J.P. Morgan, in its sole discretion, to be nominated pursuant to Section 3.1(a)(i) of the Company Stockholder Agreement; and

          (iii) two (2) additional individuals selected by Chase and J.P. Morgan, after consultation with the other Cash Equity Investors, to be nominated and approved pursuant to Section 3.1(a)(ii) of the Company Stockholder Agreement.

     (b) Any nomination or designation of directors and the acceptance thereof pursuant to this Section 2.1 shall be evidenced in writing.
                 -----------

     (c) The rights set forth in clauses (a) (i) and (iii) above with respect to Chase shall terminate if Chase owns less than 25% of the shares of Common Stock Beneficially Owned by Chase on the date hereof. The rights set forth in clauses (a)(ii) and (a)(iii) above with respect to J.P. Morgan shall terminate if J.P. Morgan owns less than 25% of the shares of Common Stock Beneficially Owned by J.P. Morgan on the date hereof. Upon any termination of the rights set forth in clause (a), such right(s) shall be exercisable in accordance with the Company Stockholder Agreement by the holders of a Majority in Interest of the Common Stock held by the Cash Equity Investors.

     (d) If the right of the Cash Equity Investors to nominate directors under the Company Stockholder Agreement is reduced to the right to nominate one director pursuant to Section 12.3(c) therein, such right shall be exercisable by either Chase or J.P. Morgan, whichever Cash Equity Investor holds a greater percentage of shares of Common Stock Beneficially Owned by the Cash Equity Investors at the time of the nomination right of the director.

     2.2  Removal; Filling of Vacancies.  Except as set forth in Section 2.1,
          -----------------------------                          -----------
each Cash Equity Investor agrees it will not vote any shares of Series C Preferred Stock and/or Common Stock owned or controlled by such Cash Equity Investor, for the removal without cause of any director designated by any other Cash Equity Investor in accordance with Section 2.1. Any Cash Equity Investor
                                        -----------
who has the right to designate any member(s) of the Board of Directors pursuant to Section 2.1 shall have the right to replace any member(s) so designated by it
   -----------
in accordance with the Company Stockholder Agreement. Each of the Cash Equity Investors agrees to vote its shares of Series C Preferred Stock and/or Common Stock, or shall otherwise take any action as is necessary to cause the election of any successor director designated by any Stockholder pursuant to this
Section 2.2.
-----------

     2.3  Election of Initial Board of Directors.  The Cash Equity Investors
          --------------------------------------
hereby consent to the nomination of the persons designated on Schedule III
                                                              ------------
hereto to be directors of the Company pursuant to the Company Stockholder Agreement.

     2.4  Board Committees.  If the Cash Equity Investors have the right to
          ----------------
appoint a member of a committee of the Board of Directors, such member shall be selected by Chase and J.P. Morgan, after consultation with the other Cash Equity Investors.

     3.   Transfers of Shares.
          -------------------

     3.1  General.  Each Stockholder agrees that it shall not, directly or
          -------
indirectly, Transfer Company Stock held by such Stockholder as of the date hereof or which may hereafter be acquired by such Stockholder except in accordance with the Company Stockholder Agreement and as set forth in this
Article 3.  Each Stockholder further agrees that it shall not, directly or
---------
indirectly, Transfer Company Stock held by such Stockholder as of the date hereof or which may hereafter be acquired by such Stockholder to a Disallowed Transferee (as such term is defined in that certain Network Membership License Agreement, dated the date hereof, between AT&T Corp. and the Company) except in connection with a sale of capital stock of the Company held by the parties hereto holding 66 2/3% of the shares of Common Stock Beneficially Owned by such parties at the time of the proposed sale. Each Stockholder agrees to cause each of its Affiliated Successors to become a party to and become bound by this Agreement (and shall thereby become a Stockholder for all purposes of this Agreement) prior to any transfer of Company Stock.

     3.2  Right of First Offer.  (a)  If a Cash Equity Investor (each a "CEI
          --------------------                                           ---
Seller") desires to Transfer any or all of its shares of Company Stock
------
(collectively, the "Offered Shares"), other than a Transfer to an Affiliate or an Affiliated Successor, such CEI Seller shall give written notice (the "CEI
                                                                         ---
Offer Notice") to each Cash Equity Investor.  Each CEI Offer Notice shall
------------
describe in reasonable detail the number of shares of each class of Offered Shares, the cash purchase price requested and all other material terms and conditions of the proposed Transfer. The CEI Offer Notice shall constitute an irrevocable offer (a "First Offer") to sell the Offered Shares to the Cash
                      -----------
Equity Investors at a cash price equal to the price contained in such CEI Offer Notice and upon the same terms as the terms contained in such Offer Notice. The Cash Equity Investors shall have the irrevocable right and option exercisable as provided below, but not the obligations, to accept the First Offer as to the Offered Shares.

     (b) If the Cash Equity Investors have a right of First Offer pursuant to clause (a) Cash Equity Investors shall exercise their right of First Offer by
----------
giving a Purchase Notice to the CEI Seller, the other Cash Equity Investors and the Company not later than twenty-five (25) days (the "Cash Equity First Offer
                                                       -----------------------
Period") after the date of the Offer Notice. If the Cash Equity Investors notify
------
the Seller of their desire to purchase less than all of the Offered Shares, the Company shall deliver notice to all Cash Equity Investors who have notified the CEI Seller and the Company of their desire to purchase Offered Shares (the "Purchasing Cash Equity Investors") within twenty-nine (29) days after the Offer
---------------------------------
Notice, and the Purchasing Cash Equity Investors shall have the right to purchase any excess Offered Shares which other Cash Equity Investors do not desire to purchase by written notice to the Seller and the Company so that each Purchasing Cash Equity Investor shall have the right to acquire the proportion of such excess Offered Shares as the number of shares of Company Stock owned by such Purchasing Cash Equity Investor bears to the total number of shares of Company Stock owned by all Purchasing Cash Equity Investors.

     (c) The purchase of the Offered Shares by the Purchasing Cash Equity Investors shall be closed at the principal executive offices of the Company on a date specified by the Purchasing Cash Equity Investors at least five (5) business days' notice, that is within thirty (30) days after the expiration of the Cash Equity First Offer Period; provided, however, that if such purchase is
                                    --------  -------
subject to the consent of the FCC or any public service or public utilities commission, the purchase of the Offered Shares shall be closed on the first business day after all such consents shall have been obtained by Final Order. The purchase price of any Offered Shares Transferred pursuant to this Section
3.2 shall be payable in cash by certified bank check or by wire transfer of immediately available funds.

     3.3  Tag Along Rights.
          ----------------

     (a) No Stockholder shall, directly or indirectly, Transfer, in any single transaction or series or related transactions to one or more Persons who are not Affiliated Successors of such Stockholder (a "CEI Inclusion Event Purchaser")
                                              -----------------------------
shares of Inclusion Stock in
circumstances in which, after giving effect to such Transfer, whether acting alone or in concert with any other Stockholder (such parties referred to herein as "Selling Stockholders") would result in such Selling Stockholder(s)
    --------------------
Transferring, (x) ten (10%) or more of the outstanding shares of Inclusion Stock Beneficially Owned by such Selling Stockholder to a Person who is a party, or an Affiliated Successor of a party, to the Company Stockholder Agreement or (y) 10%
                                                                             --
or more of the outstanding shares of Inclusion Stock outstanding on the date of such proposed Transfer on a fully diluted basis to a Person who is not a party, or an Affiliated Successor to a party, to the Company Stockholder Agreement, but, in either case, not more than twenty-five percent (25%) of the outstanding shares of Inclusion Stock outstanding on the date of such proposed Transfer on a fully diluted basis (a "Tag Along Event"), unless the terms and conditions of
                        ---------------
such sale to such CEI Inclusion Event Purchaser shall include an offer to the Cash Equity Investors and the Management Stockholders other than the Selling Stockholder (each, a "Tag Along Offeree") to Transfer to such CEI Inclusion
                      -----------------
Event Purchasers up to that number of shares of any class of Inclusion Stock then Beneficially Owned by each Tag Along Offeree that bears the same proportion to the total number of shares of Inclusion Stock at that time Beneficially Owned (without duplication) by each such Tag Along Offeree as the number of shares of Inclusion Stock being Transferred by the Selling Stockholders (including shares of Inclusion Stock theretofore Transferred if in any applicable series of related transactions) bears to the total number of shares of Inclusion Stock at the time Beneficially Owned (without duplication) by the Selling Stockholders (including shares of Inclusion Stock theretofore Transferred if in any applicable series of related transactions). If the Selling Stockholders receive a bona fide offer from an Inclusion Event Purchaser to purchase shares of Inclusion Stock in circumstances in which, after giving effect to such sale would result in a Tag Along Event, and which offer such Selling Stockholders wish to accept, the Selling Stockholders shall then cause the Inclusion Event Purchaser's offer to be reduced to writing (which writing shall include an offer to purchase shares of Inclusion Stock from each Tag Along Offeree according to the terms and conditions set forth in this Section 3.3) and the Selling
                                           -----------
Stockholders shall send written notice of the CEI Inclusion Event Purchaser's offer (the "Tag Along Notice") to each Tag Along Offeree, which Tag Along Notice
            ----------------
shall specify (i) the names of the Selling Stockholders, (ii) the names and addresses of the proposed acquiring Person, (iii) the amount of shares proposed to be Transferred and the price, form of consideration and other terms and conditions of such Transfer (including, if in a series of related transactions, such information with respect to shares of Inclusion Stock theretofore Transferred), (iv) that the acquiring Person has been informed of the rights provided for in this Section 3.3 and has agreed to purchase shares of Inclusion
                     -----------
Stock in accordance with the terms hereof, and (v) the date by which each other Selling Stockholder may exercise its respective rights contained in this
Section 3.3, which date shall not be less than thirty (30) days after the giving
-----------
of the Tag Along Notice. The Tag Along Notice shall be accompanied by a true and correct copy of the CEI Inclusion Event Purchaser's offer. At any time within thirty (30) days after receipt of the Tag Along Notice, each Tag Along Offeree may accept the offer included in the Tag Along Notice for up to such number of shares of Inclusion Stock as is determined in accordance with this Section 3.3,
                                                                   -----------
by furnishing written notice of such acceptance to each Selling Stockholder, and delivering, to an escrow agent (which shall be a bank or a law or accounting firm designated by the Company), on behalf of the Selling Stockholders, the certificate or certificates representing the shares of Inclusion Stock to be sold pursuant to such offer by each Tag Along Offeree, duly endorsed in blank, together with a limited power-of-attorney authorizing the escrow agent, on behalf of the Tag Along Offeree, to sell the shares to be sold pursuant to the terms of such CEI Inclusion Event Purchaser's offer.

          In the event that the CEI Inclusion Event Purchaser does not agree to purchase all of the shares of Inclusion Stock proposed to be sold by the Selling Stockholders and the Tag Along Offerees, then each Selling Stockholder and Tag Along Offeree shall have the right to sell to the CEI Inclusion Event Purchaser that number of shares of Inclusion Stock as shall be equal to (x) the number of shares of Inclusion Stock which the Inclusion Event Purchaser has agreed to purchase times (y) a fraction, the numerator of which is the number of shares of Inclusion Stock Beneficially Owned (without duplication) by such Selling Stockholder or Tag Along Offeree and the denominator of which is the aggregate number of shares of Inclusion Stock Beneficially Owned (without duplication) by all Selling Stockholders and Tag Along Offerees. If any Tag Along Offeree desires to sell less than its proportionate amount of shares of Inclusion Stock that it is entitled to sell pursuant to this Section 3.3, then the Selling
                                             -----------
Stockholders and the remaining Tag Along Offerees shall have the right to sell to the CEI Inclusion Event Purchaser an additional amount of shares of Inclusion Stock as shall be equal to (x) the number of shares of Inclusion Stock not being sold by any such Inclusion Event Purchasers times (y) a fraction, the numerator of which is the number of shares of Inclusion Stock owned such Selling Stockholder or remaining Tag Along Offeree and the denominator of which is the aggregate number of shares of Inclusion Stock Beneficially Owned (without duplication) by all Selling Stockholders and remaining Tag Along Offerees. Such process shall be repeated in series until all of the remaining Tag Along Offerees agree to sell their remaining proportionate number of shares of Inclusion Stock.

     (b)  The purchase from each Tag Along Offeree pursuant to this Section 3.3
                                                                    -----------
shall be on the same terms and conditions, including the price per share received by the Selling Stockholders and stated in the Tag Along Notice provided to each Tag Along Offeree. In the event that the Inclusion Stock is Common Stock, all Tag Along Offerees shall be required, as a condition of participating in such transaction, to Transfer Common Stock to the CEI Inclusion Event Purchaser. In the event that the Tag Along Offerees elect to sell their pro rata share of Series C Preferred Stock or Common Stock pursuant to this Section 3.3
                                                                   -----------
the CEI Inclusion Event Purchaser shall be required to purchase both Series C Preferred Stock and Common Stock, the purchase price allocable to holders of Series C Preferred Stock, on the one hand, and to holders of Common Stock, on the other hand, shall be determined by an independent committee of the Board of Directors selected from along those directors who were not designated by any Selling Stockholders or Tag Along Offerees, it being understood that the directors selected pursuant to Section 2.1(c) shall be deemed independent for
                               --------------
such purposes.

     (c) Simultaneously with the consummation of the sale of the shares of Inclusion Stock of the Selling Stockholders and each Tag Along Offeree to the CEI Inclusion Event Purchaser pursuant to the Inclusion Event Purchaser's offer, the Selling Stockholders shall notify each Tag Along Offeree and shall cause the Inclusion Event Purchaser to remit to each Tag Along Offeree the total sales price of the shares of Inclusion Stock by each Tag Along Offeree sold pursuant thereto and shall furnish such other evidence of the completion and time of completion of such sale and the terms thereof as may be reasonably requested by each Tag Along Offeree.

     (d) If within thirty (30) days after receipt of the Tag Along Notice, Tag Along Offeree has not accepted the offer contained in the Tag Along Notice, such Tag Along Offeree shall be deemed to have waived any and all rights with respect to the sale described in the Tag Along Notice (but not with respect to any subsequent sale, to the extent this Section 3.3 is applicable to such subsequent
                                    -----------
sale) and the Selling Stockholders shall have sixty (60) days in which to sell not more than the number of shares of Inclusion Stock described in the Tag Along Notice, on terms not more favorable to the Selling Stockholders than were set forth in the Tag Along Notice; provided, however, that if such purchase is
                               --------  -------
subject to the consent of the FCC or any public service or public utilities commission, the purchase of the Offered Shares shall be closed on the first business day after all such consents shall have been obtained by Final Order.

     3.4  Drag-Along Rights.  (a)  If at any time a group of Cash Equity
          -----------------
Investors, which group shall include (x) each of Chase and J.P. Morgan for so long as either of the foregoing holds 50% or more of the Common Stock Beneficially Owned by it on the date hereof or (y) if each of Chase and J.P. Morgan no longer holds 50% or more of the Common Stock Beneficially Owned by it on the date hereof or if either Chase or J.P. Morgan fails to satisfy its Unfunded Commitment which shall remain uncured, holders of 66 2/3 or more of the Common Stock Beneficially Owned by the Cash Equity Investors at the time of the proposed sale, proposes in a single transaction or series of transactions to Transfer Company Stock, which Company Stock shall include 75% or more of the outstanding Common Stock Beneficially Owned by each of Chase and J.P. Morgan for so long as either of the foregoing holds 50% or more of the Common Stock Beneficially owned by it on the date hereof and neither Chase nor J.P. Morgan has failed to satisfy its Unfunded Commitment which shall remain uncured (each member of the group, a "Selling Investor"), in a bona fide arm's-length
                        ----------------
transaction to a third party in which the same price per share shall be payable in respect of all shares of any class of the Common Stock Beneficially Owned, then, upon the written request of such Selling Investors, each other Cash Equity Investor shall be obligated to, and shall, if so requested by such third party
(a) sell, transfer and deliver or cause to be sold, transferred and delivered to such third party, up to all shares of Common Stock Beneficially Owned by them at the same price per share (irrespective of class) and on the same terms as are applicable to the Selling Investors, and (b) if approval of the transaction is required of the stockholders of the Company, vote his, her or its shares of Series C Preferred Stock and Common Stock in favor thereof and, in the event such sale or transfer is in connection with a merger or consolidation, each Cash Equity Investor shall waive any dissenters' rights, appraisal rights or similar rights in connection with such merger or consolidation.

     (b) The obligation of each Cash Equity Investor to sell shares of capital stock pursuant to clause (a) shall be conditioned upon the following: (i) the maximum liability with respect to indemnification granted by each selling Cash Equity Investor to the purchaser in such sale shall not exceed the proceeds of the sale to such Cash Equity Investor and (ii) any such liability with respect to indemnification shall be a several (and not joint and several) obligation of each selling Cash Equity Investor.

      4.  Unfunded Commitment; Additional Capital Contributions.  (a)  In the
          -----------------------------------------------------
event any Cash Equity Investor (a "Defaulting Cash Equity Investor") fails to
                                   -------------------------------
satisfy any portion of its Unfunded Commitment pursuant to Section 2.2 of the
                                                           -----------
Securities Purchase Agreement (a "Payment Default"), the Company shall give
                                  ---------------
prompt written notice, but no later than one (1) business day following such default (a "Default Notice"), to each Cash Equity Investor other than the
            --------------
Defaulting Cash Equity Investor (each a "Non-Defaulting Cash Equity Investor")
                                         -----------------------------------
of the amount of such Payment Default (the "Default Amount"). In the event the
                                            --------------
Defaulting Cash Equity Investor has failed to cure such Payment Default, or in the case of a Payment Default by either PEI III or ELI II, in the event PEI III and ELI II have failed to cure such Payment Default, within five (5) days of the Payment Default, each Non-Defaulting Cash Equity Investor may, acting on its own or in conjunction with one or more of the other Non-Defaulting Cash Equity Investors (each a "Participating Cash Equity Investor"), agree to fund all or
                   ----------------------------------
any portion of such Payment Default by providing written notice to the Company (a "Payment Notice") no later than 12:00 Noon (New York time) twenty (20) days
    --------------
following the date on which the Default Notice is delivered (the "Payment Notice
                                                                  --------------
Period") and the Company shall thereafter provide each Participating Cash Equity
------
Investor with copies of such Payment Notice or Payment Notices; provided,
                                                                --------
however, that if the aggregate amount agreed to be funded by the Participating
-------
Cash Equity Investors shall exceed the Payment Default, then the amount to be funded by each such Participating Cash Equity Investor shall be divided amongst the Participating Cash Equity Investors pro rata in accordance with the shares of Common Stock Beneficially Owned by the Participating Cash Equity Investors; provided, further, however, that if the aggregate amount agreed to be funded by
--------  -------  -------
the Participating Cash Equity Investors shall be less than the Payment Default (a "Payment Default Shortfall"), the Company shall give prompt written notice,
    -------------------------
but no later than one (1) business day following the end of the Payment Notice Period, of such Payment Default Shortfall (a "Payment Default Shortfall Notice")
                                              --------------------------------
to all Non-Defaulting Cash Equity Investors and all such Non-Defaulting Cash Equity Investors may agree to fund the Payment Default Shortfall by providing written notice to the Company within five (5) days of delivery of the Payment Notice and payment shall be made in accordance with the preceding two provisos.

     (b) Upon payment of the Default Amount (or any portion thereof), each Participating Cash Equity Investor (i) shall be deemed to be the record and beneficial owner of that number of shares of Common Stock Beneficially Owned by the Defaulting Cash Equity Investor equal to the total number of shares of Common Stock Beneficially Owned by the Defaulting Cash Equity Investor multiplied by the amount equal to the amount paid by such Participating Cash Equity Investor pursuant to this Section 4 divided by the Default Amount, and
                                 ---------
(ii) shall become obligated to the Company pursuant to Section 2.2 of the
                                                       -----------
Securities Purchase Agreement with respect to the remaining Unfunded Commitment, if any, of the Defaulting Cash Equity Investor in an amount equal to the product of the amount of such remaining Unfunded Commitment multiplied by the percentage of the Unfunded Commitment the Defaulting Cash Equity Investor failed to satisfy which such Participating Cash Equity Investor funded pursuant to this Section 4.
                                                                      ---------

     (c) Upon a Payment Default by either Chase or J.P. Morgan which shall remain uncured by Chase or J.P. Morgan, respectively, the rights of Chase and Morgan, as the case may be, pursuant to Sections 2.1, 2.4, 6.1 shall terminate.
                                        ------------  ---  ---

     5.   Purchase Rights.
          ---------------

     5.1  Right to Exercise Purchase Rights. If Equity Securities are issued by
          ---------------------------------
the Company pursuant to Section 7.2 of the Company Stockholder Agreement, then,
                        -----------
notwithstanding the notice provisions in Section 7.2 of the Company Stockholder
                                         -----------
Agreement, each Cash Equity Investor may exercise such Purchase Right, in whole or in part, on the terms and conditions and for the purchase price set forth in the Issuance Notice, by giving to the Company notice to such effect, within twenty-five (25) days after the giving of the Issuance Notice pursuant to the Company Stockholder Agreement. If Cash Equity Investors give notice to exercise Purchase Rights (each, a "Purchase Right Cash Equity Investor") with respect to
                          -----------------------------------
less than the entire percentage of Equity Securities proposed to be offered, issued, sold or otherwise disposed of equal to the number of shares of Common Stock then Beneficially Owned by all Cash Equity Investors divided by the aggregate number of shares of Common Stock outstanding immediately prior to such offer, issuance, sale or disposition of Equity Securities (the "Purchase Right
                                                                --------------
Shares"), then the Purchase Right Cash Equity Investors shall have the right by
------
written notice to the Company within twenty-nine (29) days after the giving of the Issuance Notice to acquire the excess Purchase Right Shares in such proportion as such excess Purchase Right Shares bears to the number of shares of Common Stock Beneficially owned by such Purchase Right Cash Equity Investor immediately prior to such offer of Equity Securities by the Company.

     6.   Registration Rights.
          -------------------

     6.1  Right to Exercise Registration Rights.  (a)  The Cash Equity Investors
          -------------------------------------
will not exercise registration rights pursuant to Sections 5 of the Company
                                                  ----------
Stockholder Agreement
unless the Registrable Securities proposed to be sold by the Cash Equity Investors which are Demanding Stockholders shall reasonably be expected to result in aggregate gross proceeds to such Demanding Stockholders of at least $25 million.

     (b) The Cash Equity Investors will not exercise registration rights pursuant to Section 7.8 of the Company Stockholder Agreement unless Cash Equity Investors Beneficially Owning 33 1/3% of all shares of Common Stock Beneficially Owned by all Cash Equity Investors, one of which shall be either Chase or J.P. Morgan, elect to exercise such rights. Notwithstanding the foregoing, from and after the eighth anniversary of the date hereof, the Cash Equity Investors will not exercise registration rights pursuant to Section 7.8 of the Company Stockholder Agreement unless Cash Equity Investors Beneficially Owning 33 1/3% of all shares of Common Stock Beneficially Owned by all Cash Equity Investors elect to exercise such rights.

     7.   After-Acquired Shares; Recapitalization.
          ---------------------------------------

     7.1  After-Acquired Shares; Recapitalization.  (a)  All of the provisions
          ---------------------------------------
of this Agreement shall apply to all of the shares of Equity Securities now owned or hereafter issued or transferred to a Stockholder or to his, her or its Affiliates in consequence of any additional issuance, purchase, exchange or reclassification of shares of Equity Securities, corporate reorganization, or any other form of recapitalization, or consolidation, or merger, or share split, or share dividend, or which are acquired by a Stockholder or its Affiliate in any other manner.

     (b) Whenever the number of outstanding shares of Equity Securities is changed by reason of a stock dividend or a subdivision or combination of shares effected by a reclassification of shares, each specified number of shares referred to in this Agreement shall be adjusted accordingly.

     8.   Equitable Relief.
          ----------------

     8.1  Equitable Relief.  The parties hereto agree and declare that legal
          ----------------
remedies may be inadequate to enforce the provisions of this Agreement and that, in addition to being entitled to exercise all of the rights provided herein or in the Restated Certificate or granted by law, including recovery of damages, equitable relief, including specific performance and injunctive relief, may be used to enforce the provisions of this Agreement.

     9.   Miscellaneous.
          -------------

     9.1  Notices.  All notices or other communications hereunder shall be in
          -------
writing and shall be given in the manner prescribed in the Company Stockholder Agreement.

     9.2  Entire Agreement; Amendment; Consents.  (a)  This Agreement and the
          -------------------------------------
Company Stockholder Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof. The Stockholders agree that the terms of this Agreement shall supersede any inconsistent provision contained in the Company Stockholder Agreement.

     (b) No change or modification of this Agreement shall be valid, binding or enforceable unless the same shall be in writing and signed by Stockholders holding 66 2/3% of all shares of Common Stock Beneficially Owned by all Cash Equity Investors; provided, however, that no change or modification to this
                  --------  -------
Agreement which adversely effects the rights of any Stockholder or the Company shall be valid, binding and enforceable unless the same shall be in writing and signed by such Stockholder or the Company. In the event any party hereto shall cease to own any shares of Equity Securities such party hereto shall cease to be a party to this Agreement and the rights and obligations of such party hereunder shall terminate.

     (c) Whenever in this Agreement the consent or approval of a Stockholder is required, except as expressly provided herein, such consent or approval may be given or withheld in the sole and absolute discretion of each Stockholder.

     (d) Whenever the Company Stockholder Agreement is amended in accordance with its terms, the Stockholders hereto agree to enter into such amendments to this Agreement necessary to effectuate the intent of this Agreement. The Stockholder shall not enter into any such amendment the effect of which adversely effects the rights of any Stockholder hereto without the consent of such Stockholder.

     9.3  Term.  This Agreement shall terminate upon the termination of the
          ----
Company Stockholder Agreement.  Section 2.1(c) shall terminate upon termination
                                --------------
of Section 3.1(a)(ii) of the Company Stockholder Agreement.

     9.4  Obligations Several.  The obligations of each Stockholder under this
          -------------------
Agreement shall be several with respect to each such Stockholder.

     9.5  Governing Law.  This Agreement shall be governed and construed in
          -------------
accordance with the law of the State of Delaware.

     9.6  Jurisdiction.  (a)  The Company and each of the Stockholders hereby
          ------------
irrevocably consents to the exclusive jurisdiction of the state or federal courts in the State of New York, and all state or federal courts competent to hear appeals therefrom, over any actions which may be commenced against any of them under or in connection with this Agreement. The Company and each Stockholder hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which any of them may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute in the Southern District of New York and New York County. The Company and each Stockholder hereby agree that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The Company and each Stockholder hereby consent to process being served by any party to this Agreement in any actions by the transmittal of a copy thereof in accordance with the provisions of
Section 9.1.
-----------

     9.7  Benefit and Binding Effect; Severability.  This Agreement shall be
          ----------------------------------------
binding upon and shall inure to the benefit of the Company (solely with respect to Sections 3.2, 3.3 and 4), its successors and assigns, and each of the
   ------------  ---     -
Stockholders and their respective executors, administrators and personal representatives and heirs and permitted assigns. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy or any listing requirement applicable to the Common Stock, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto affected by such determination in any material respect shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the provisions hereof are given effect as originally contemplated to the greatest extent possible.

     9.8  Headings.   The captions in this Agreement are for convenience only
          --------
and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

     9.9  Counterparts.  This Agreement may be executed in two or more
          ------------
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, each of the parties has executed or consent this Agreement to be executed by its duly authorized officers as of the date first written above.


                                   CASH EQUITY INVESTORS:

                                   CB CAPITAL INVESTORS, L.P.
                                   By: CB Capital Investors, Inc.,
                                       its general partner


                                   By___________________________________________
                                     Name:
                                     Title:

                                   J.P. MORGAN INVESTMENT CORPORATION


                                   By___________________________________________
                                     Name:
                                     Title:


                                   SIXTY WALL STREET SBIC FUND, L.P.
                                   By: Sixty Wall Street SBIC Corporation,
                                       its general partner


                                   By___________________________________________
                                     Name:
                                     Title:

                                   PRIVATE EQUITY INVESTORS III, L.P.
                                   By: ROHIT M. DESAI ASSOCIATES III, L.L.C.,
                                       its general partner


                                   By___________________________________________
                                     Name:
                                     Title:

                                   EQUITY-LINKED INVESTORS-II
                                   By: ROHIT M. DESAI ASSOCIATES-II,
                                       its general partner


                                   By___________________________________________
                                     Name:
                                     Title:


                                   TORONTO DOMINION CAPITAL (USA), INC.


                                   By___________________________________________
                                     Name: Martha Gariepy
                                     Title: Vice President


                                   DAG-TRITON PCS, L.P.
                                   By: Duff Ackerman Goodrich LLC,
                                       its general partner


                                   By___________________________________________
                                     Name:
                                     Title:


                                   FIRST UNION CAPITAL PARTNERS, INC.


                                   By___________________________________________
                                     Name:
                                     Title:


                                   MANAGEMENT STOCKHOLDERS:

                                   MICHAEL E. KALOGRIS


                                   _____________________________________________

                                   STEVEN R. SKINNER


                                   _____________________________________________



                                   DAVID D. CLARK


                                   _____________________________________________



                                   with respect to Sections 3.2, 3.3 and 4 only

                                   TRITON PCS HOLDINGS, INC.


                                   By___________________________________________
                                     Name:
                                     Title:

                                                                      SCHEDULE I


                             CASH EQUITY INVESTORS

CB Capital Investors, L.P.                 Toronto Dominion Capital (USA), Inc.
380 Madison Avenue, 12th Floor             31 West 52nd Street
New York, NY 10017                         New York, NY 10019
Attn: Arnie Chavkin                        Attn: Brian Rich
Tel: (212) 622-3100                        Tel: (212) 468-0740
Fax: (212) 622-3101                        Fax: (212) 974-0429

J.P. Morgan Investment Corporation         Toronto Dominion Capital (USA), Inc.
101 California Street, 38th Floor          909 Fannin
San Francisco, CA 94111                    Suite 1700
Attn: John Watkins                         Houston, TX 77010
Tel: (415) 954-3200                        Attn: Martha Gariepy
Fax: (415) 954-4737                        Tel: (713) 653-8225
                                           Fax: (713) 652-2647
Sixty Wall Street SBIC Fund, L.P.
101 California Street, 38th Floor          First Union Capital Partners, Inc.
San Francisco, CA 94111                    One First Union Center
Attn: John Watkins                         301 South College Street / 5th Floor
Tel: (415) 954-3200                        Charlotte, NC 28288-0732
Fax: (415) 954-4737                        Attn: Watts Hamrick
                                           Tel: (704) 374-4791
Private Equity Investors III, L.P.         Fax: (704) 374-6711
540 Madison Avenue, 36th Floor
New York, NY 10022                         DAG-TRITON PCS, L.P.
Attn: Damon Ball                           Two Embarcadero Center
Tel: (212) 838-9191                        Suite 2930
Fax: (212) 838-9807                        San Francisco, CA 94111
                                           Attn: John Duff
Equity-Linked Investors-II                 Tel: (415) 788-2755
540 Madison Avenue, 36th Floor             Fax: (415) 788-7311
New York, NY 10022
Attn: Damon Ball
Tel: (212) 838-9191
Fax: (212) 838-9807

                                                                     SCHEDULE II


                                STOCK OWNERSHIP

                                       Shares of    Series C
                                        Common     Preferred
Stockholder                              Stock      Shares
----------------------------------    ----------   ----------
CB Capital Investors                           0      404,714
J.P. Morgan Investment Corporation             0      383,679
Sixty Wall Street SBIC Fund, L.P.              0       21,036
Private Equity Investors III, L.P.             0      194,357
Equity-Linked Investors-II                     0      194,357
Toronto Dominion Capital (USA) Inc.            0       97,179
First Union Capital Partners, Inc.             0       48,589
DAG-TRITON PCS, Inc.                           0       48,589
Michael E. Kalogris                    78,494.80        5,000
Steven R. Skinner                      58,871.10        2,500
                                     ----------- ------------
   Total                              137,365.90    1,400,000

                                                                    SCHEDULE III


                           INITIAL DIRECTOR NOMINEES


Arnie Chavkin
John Watkins
Scott Anderson
John Beletic